Exhibit 99.1

Atara Biotherapeutics Announces Expanded Global Tab-cel® Partnership with Pierre Fabre Laboratories and Third Quarter 2023 Financial Results

Pierre Fabre Laboratories to License Commercialization Rights to Tab-cel®, including Regulatory, Manufacturing and Development Activities, in the United States and All Remaining Markets

Atara to Receive Additional Payments of up to USD 640 Million, Significant Double-digit Tiered Royalties as a Percentage of Net Sales, and Funding of Tab-cel Global Development Costs

Tab-cel Global Partnership and Associated Strategic Restructuring Extends Atara Cash Runway into Q3 2025

ATA188 Phase 2 EMBOLD Study Primary Analysis and Communication on Track for Early November

Atara to Host Conference Call and Webcast today at 6:00 a.m. PDT / 9:00 a.m. EDT

THOUSAND OAKS, Calif.—November 1— Atara Biotherapeutics, Inc. (Nasdaq: ATRA), a leader in T-cell immunotherapy, leveraging its novel allogeneic Epstein-Barr virus (EBV) T-cell platform to develop transformative therapies for patients with cancer and autoimmune diseases, today reported recent business highlights including an expanded global partnership with Pierre Fabre Laboratories for tabelecleucel (tab-cel®), financial results for the third quarter 2023, and key upcoming catalysts.

“We are proud to expand our global tab-cel partnership with Pierre Fabre Laboratories, who is committed to delivering this first-of-its-kind treatment to patients in need across the globe,” said Pascal Touchon, President and Chief Executive Officer of Atara. “In light of our expanded tab-cel partnership and to strategically position the company going forward, we are also restructuring our operations to significantly reduce expenses, meaningfully extend our cash runway to nearly two years, and enable organizational focus on generating the greatest value from our transformative pipeline: ATA188 and our differentiated allogeneic CAR-T assets. I wish to personally thank the talented colleagues who will be departing Atara for their essential contributions in getting us to this critical point in our journey.”

Expanded Global Partnership for Tabelecleucel (tab-cel® or EBVALLO™)

•
Atara has entered into an expanded partnership with Pierre Fabre Laboratories for the U.S. and remaining global commercial markets for tab-cel for up to USD 640 million and significant double-digit tiered royalties on net sales. In addition, Pierre Fabre Laboratories has agreed to reimburse Atara for expected tab-cel global development costs through Biologics License Application (BLA) transfer, and purchase current and future tab-cel inventory through the BLA transfer date. Near-term payments to Atara include:
o
Approximately USD 30 million in cash upfront and initial inventory purchase at closing
o
USD 100 million in potential regulatory milestones through BLA approval
•
Substantially all tab-cel manufacturing, clinical, and regulatory activities are planned to transition from Atara to Pierre Fabre Laboratories at the time of BLA transfer
•
Atara expects to submit the tab-cel post-transplant lymphoproliferative disease (PTLD) BLA in Q2 2024

“We are eager to progress tabelecleucel toward approval in the U.S. so that American patients can access this innovative treatment already approved and commercialized in Europe,” said Eric Ducournau, CEO of Pierre Fabre Laboratories.

The closing of the transaction, subject to expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions, is expected to occur in December 2023. PJT Partners served as the exclusive financial advisor to Atara and Fenwick & West LLP served as legal counsel to Atara.

Strategic Restructure and Financial Impacts

•
Concurrent with the execution of the global tab-cel partnership, Atara is undertaking a strategic restructuring and is reducing its current workforce by approximately 30 percent. This will enable Atara to execute its remaining responsibilities under the tab-cel collaboration with Pierre Fabre Laboratories, while focusing on the advancement of ATA188 and its differentiated allogeneic CAR T (AlloCAR-T) programs
•
The strategic restructuring, combined with certain anticipated payments from the expanded global partnership and the Company’s existing cash, cash equivalents and short-term investments as of September 30, 2023, is expected to fund the Company’s planned operations into Q3 2025

Pipeline Focus Moving Forward

•
The ATA188 Phase 2 EMBOLD study primary analysis and communication remains on track for early November with more than 90 patients to be included
•
To create the greatest value from its potentially transformative pipeline, Atara will focus capital resources on ATA188 development and to unlock the full promise of its growing and potential best-in-class oncology and autoimmune targeted AlloCAR-T portfolio
•
Atara will leverage its EBV T-cell biology expertise and novel CAR-T technologies for areas of significant unmet medical need by overcoming limitations of current or investigational autologous or allogeneic CAR-T approaches:
o
Initiation of Phase 1 study in relapsed/refractory B-cell non-Hodgkin’s lymphoma (NHL) for ATA3219—an allogeneic CD19-1XX CAR+ EBV T cell immunotherapy—expected in the coming months with preliminary clinical data anticipated H2 2024
o
Progressing efforts toward a potential clinical study evaluating ATA3219 in autoimmune disease in parallel with NHL development

Continued advancement of promising early AlloCAR-T development programs including ATA3431, an allogeneic, bispecific tandem CAR directed against both CD19 and CD20 built on the EBV T-cell platform with a 1XX costimulatory signaling domain. ATA3431 preclinical data has been accepted for poster presentation at the upcoming American Society of Hematology (ASH) meeting in December 2023

Third Quarter 2023 Financial Results (prior to Pierre Fabre Laboratories partnership expansion in October 2023)

•
Cash, cash equivalents and short-term investments as of September 30, 2023, totaled $102.4 million, as compared to $153.6 million as of June 30, 2023
•
Net cash used in operating activities was $51.3 million for the third quarter 2023, as compared to $65.1 million in the same period in 2022
•
Atara reported a net loss of $69.8 million, or $0.66 per share for the third quarter 2023, as compared to a net loss of $84.1 million, or $0.82 per share for the same period in 2022.
•
Total costs and operating expenses include non-cash stock-based compensation, depreciation and amortization expenses of $12.4 million for the third quarter 2023, as compared to $15.4 million for the same period in 2022

•
Research and development expenses were $56.9 million for the third quarter 2023, as compared to $70.2 million for the same period in 2022
o
Research and development expenses include $6.8 million of non-cash stock-based compensation expenses for the third quarter 2023 as compared to $8.0 million for the same period in 2022
•
General and administrative expenses were $12.2 million for the third quarter 2023, as compared to $18.9 million for the same period in 2022
o
General and administrative expenses include $4.4 million of non-cash stock-based compensation expenses for the third quarter 2023, as compared to $6.0 million for the same period in 2022

Conference Call and Webcast Details

Atara will host a live conference call and webcast today, Wednesday, November 1, 2023, at 9:00 a.m. EDT. Analysts and investors can participate in the conference call by dialing 877-407-8291 for domestic callers and 201-689-8345 for international callers. A live audio webcast can be accessed by visiting the Investors & Media – News & Events section of atarabio.com. An archived replay will be available on the Company's website for 30 days following the live webcast.

About Atara Biotherapeutics, Inc.

Atara is harnessing the natural power of the immune system to develop off-the-shelf cell therapies for difficult-to-treat cancers and autoimmune conditions, including multiple sclerosis, that can be rapidly delivered to patients within days. With cutting-edge science and differentiated approach, Atara is the first company in the world to receive regulatory approval of an allogeneic T-cell immunotherapy. Our advanced and versatile Epstein-Barr virus (EBV) T-cell platform does not require T-cell receptor or HLA gene editing and forms the basis of a diverse portfolio of investigational therapies that target EBV, the root cause of certain diseases, in addition to next-generation AlloCAR-Ts designed for best-in-class opportunities across a broad range of non-EBV-associated liquid and solid tumors. Atara is headquartered in Southern California. For more information, visit atarabio.com and follow @Atarabio on X (formerly known as Twitter) and LinkedIn.

Forward-Looking Statements

This press release contains or may imply "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, forward-looking statements include statements regarding: (1) the development, timing and progress of tab-cel®, including a potential BLA, the potential characteristics and benefits of tab-cel®, and the progress and results of, and prospects for, the expanded global partnership with Pierre Fabre Laboratories involving tab-cel®, and the potential financial benefits to Atara as a result of the expanded global partnership with Pierre Fabre Laboratories; (2) the Company’s strategic restructure, including the staff reduction; (3) the development, timing and progress of ATA188, including data and analyses from the EMBOLD study and the timing of when such data will be received and communicated; (4) the development, timing and progress of Atara’s AlloCAR-T programs, including the timing of the start of any clinical trials, and the safety and efficacy of product candidates emerging from such programs, including ATA3219 and ATA3431; (5) Atara’s cash runway; and (6) Pierre Fabre Laboratories’ activities relating to tab-cel and the timing thereof. Because such statements deal with future events and are based on Atara’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Atara could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success; the COVID-19 pandemic and the wars in Ukraine and the Middle East, which may significantly impact (i) our business, research, clinical development plans and operations, including our operations in Southern California and Denver and at our clinical trial sites, as well as the business or operations of our third-party manufacturer, contract research organizations or other third parties with whom we conduct business, (ii) our ability to access capital, and (iii) the value of our common stock; the sufficiency of Atara’s cash resources and need for additional capital; and other risks and uncertainties affecting Atara’s and its development programs, including those discussed in Atara’s filings with the Securities and Exchange Commission , including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and in the documents incorporated by reference therein. Except as otherwise required by law, Atara disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Financials

Atara Biotherapeutics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$64,791	$92,942
Short-term investments	37,617	149,877
Restricted cash	146	146
Accounts receivable	163	40,221
Inventories	6,591	1,586
Other current assets	9,388	10,308
Total current assets	118,696	295,080
Property and equipment, net	4,628	6,300
Operating lease assets	59,175	68,022
Other assets	6,289	7,018
Total assets	$188,788	$376,420

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$6,511	$6,871
Accrued compensation	14,430	17,659
Accrued research and development expenses	23,968	24,992
Deferred revenue	11,611	8,000
Other current liabilities	22,569	21,394
Total current liabilities	79,089	78,916
Deferred revenue – long-term	73,929	77,000
Operating lease liabilities – long-term	48,508	58,064
Liability related to the sale of future revenues – long-term	33,252	30,236
Other long-term liabilities	4,848	5,564
Total liabilities	$239,626	$249,780

Stockholders’ equity (deficit):
Common stock	10	10
Additional paid-in capital	1,858,423	1,821,721
Accumulated other comprehensive (loss) income	(571)	(2,067)
Accumulated deficit	(1,908,700)	(1,693,024)
Total stockholders’ equity (deficit)	(50,838)	126,640
Total liabilities and stockholders’ equity (deficit)	$188,788	$376,420

Atara Biotherapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Commercialization revenue	$2,020	$—	$3,697	$—
License and collaboration revenue	118	4,459	624	63,352
Total revenue	2,138	4,459	4,321	63,352
Costs and operating expenses:
Cost of commercialization revenue	2,615	—	5,726	—
Research and development expenses	56,888	70,157	175,185	210,018
General and administrative expenses	12,247	18,924	39,454	58,308
Total costs and operating expenses	71,750	89,081	220,365	268,326
Loss from operations	(69,612)	(84,622)	(216,044)	(204,974)
Gain on sale of ATOM Facility	—	—	—	50,237
Interest and other income (expense), net	(204)	541	372	1,017
Total other income (expense), net	(204)	541	372	51,254
Loss before provision for (benefit from) income taxes	(69,816)	(84,081)	(215,672)	(153,720)
Provision for (benefit from) income taxes	(19)	10	4	10
Net loss	$(69,797)	$(84,091)	$(215,676)	$(153,730)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities	362	(341)	1,496	(2,591)
Comprehensive loss	$(69,435)	$(84,432)	$(214,180)	$(156,321)

Basic and diluted loss per common share	$(0.66)	$(0.82)	$(2.05)	$(1.51)

Basic and diluted weighted-average shares outstanding	106,401	102,423	105,163	101,590

Investor and Media Relations

Alex Chapman

Vice President, Corporate Communications & Investor Relations

(805) 456-4772

achapman@atarabio.com

Jason Awe, Ph.D.

Senior Director, Corporate Communications & Investor Relations

(805) 217-2287

jawe@atarabio.com

# # #